EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of February 22, 2003, by and between Central European Media Enterprises Ltd., a Bermuda corporation (the "Company"), and Fred Klinkhammer ("Executive").

W I T N E S S E T H

WHEREAS, the Company desires to continue to secure the services of Executive as an employee, and Executive desires to continue such employment under the terms and conditions set forth below;

WHEREAS, this Agreement amends and re-states the Employment agreement between the Company and Executive dated January 1, 1998 (as amended on March 23, 1999 and further amended in this document)

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Executive hereby agree as follows:

1             Employment.

(a)    Agreement to Employ. Upon the terms and subject to the conditions of this Agreement, the Company hereby continues to employ Executive, and Executive hereby accepts to continue his employment by the Company.

(b)    Term of Employment. The Company shall employ Executive for a term commencing February 22, 2003 (the "Commencement Date") and ending March 22, 2005, unless extended by a written agreement signed by both parties. The Term of this Agreement as may be extended is herein referred to as the "Term". The period commencing on the Commencement Date and ending on the earlier of (i) the expiration of the Term, or (ii) the date of Executive’s termination of employment pursuant to Section 5(a) shall be referred to as the "Employment Period".

(c)    No Conflict. Executive again represents that he is entering into this Agreement voluntarily and that his employment hereunder and compliance by him with the terms and conditions of this Agreement will not conflict with or result in the breach of any agreement to which he is a party or by which he may be bound.

2            Position and Duties.

(a)    In general, Executive shall be employed as Vice Chairman and Chief Executive Officer, with overall responsibility for the Company’s business and operations, and shall perform such duties and services, consistent with such position for the Company, as may be (i) specified in the Bye-laws of the Company or (ii) reasonably assigned to him from time to time by the Board of Directors of the Company (the "Board"). Executive shall continue to be a member of the Board and the Board will propose Executive for election and re_election to the Board during the remainder of the Employment Period. The duties of the Executive shall include serving as an officer or director or otherwise performing services for the Company, any holding company of the Company and subsidiaries of the Company or of any such holding company and an associated company of any of them ("Affiliate") as requested by the Company. Executive shall report to the Board. The Company and Executive agree that Executive’s title and duties as Chief Executive Officer may be removed by the Company at any time, subject to all other terms and conditions remaining unchanged.

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(b)    Full-time employment. During the Employment Period, Executive shall devote his full business time to the services required of him hereunder, except for time devoted to services required by him to be performed for any "Affiliate" of the Company, vacation time and reasonable periods of absence due to sickness, personal injury or other disability, and shall use his best efforts, judgement, skill and energy to perform such services in a manner consonant with the duties of his position and to improve and advance the business and interests of the Company. Executive shall not be engaged in any other business activity which, in the reasonable judgment of the Board conflicts with the duties of the Executive under this Agreement. Executive shall travel to, and may be stationed in such location or locations as may be reasonably requested by the Board, or which Executive believes is necessary or advisable, in the performance by Executive of his duties hereunder or to the extent appropriate to improve and advance the interests of the Company and its Affiliates.

3             Compensation.

(a)    Base Salary. For the duration of the Employment Period the Company shall pay Executive a base salary (the "Base Salary") at an initial annual rate of US$625,000. The Base Salary shall be payable in such installments (but not less frequent than monthly) as the salaries of other executives of the Company are paid. The Base Salary shall be reviewed annually by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee").

(b)    Annual Bonus. The Company may provide Executive with an Annual Bonus at the sole discretion of the Board.

(c)    Special Long_Term Incentive Bonus. Given that the share price of the Company is largely dependent on the performance of the individual television stations, if Executive is employed by the Company or any successor corporation on December 31, 2003, and if the Fair Market Value of a Class A Share of Company Stock on December 31, 2003 has increased from $8.3125, the mean between the high and low prices of the Company’s Class A Shares as reported by NASDAQ for March 22, 1999 (which figure shall be adjusted to take account of any stock splits, reverse splits or bonus issues since March 22,1999), and the percentage increase is greater than the percentage increase in the NASDAQ Composite Average during the same period, Executive will receive a special one-time bonus of US$1,000,000.

(d)    Equity Participation.

(i)    The Company has granted Executive the following options:-

An option ("Option A") to purchase 528,000 Class A Shares of the Company granted as of March 08, 2000 at an exercise price per share of $2.2969.

An option ("Option B") to purchase 48,000 Class A Shares of the Company granted as of April 01, 2001 at an exercise price per share of $0.313.

An option ("Option C") to purchase 104,000 Class A Shares of the Company granted as of April 01, 2002 at an exercise price per share of $4.275; and

An option ("Option D") to purchase 20,000 Class A Shares of the Company granted as of May 29, 2003 at an exercise price per share of $20.73.

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Each Option becomes exercisable in three equal annual instalments on the first, second and third anniversaries of the date of grant provided the Executive is employed by the Company on each such anniversary date. Accordingly as at the date this document is executed, Option A has become fully exercisable, Option B has become exercisable in respect of 32,000 Class A Shares and Option C has become exercisable in respect of 34,666 Class A Shares

(ii)    Option A shall expire on March 08, 2010, Option B shall expire on March 31, 2011, Option C shall expire on March 31, 2012 and Option D shall expire on May 21, 2013. Each of the options shall become immediately exercisable in full in the event that Executive’s employment with the Company is terminated (i) by the Company other than for Cause, (ii) by the Executive for Good Reason, (iii) by reason of the death or disability of the Executive, or (iv) by the Company following a Change in Control (as these terms are hereinafter defined). Once exercisable, the Options shall remain exercisable for the shorter of (a) the remainder of the specified term and (b) the period expiring 90 days after termination of the Executive’s employment except that if Executive’s employment is terminated for Cause the Options shall immediately terminate. For the purposes of the Options the Executive shall be deemed to remain in employment throughout the period of his consultancy under the Consultancy Agreement referred to in Section 7(a).

(iii)    The timing and amount of any subsequent option awards (if any), shall be at the discretion of the Compensation Committee and approved by the Board of Directors, but will be generally commensurate with Executive’s position with the Company and taking into account option awards made to the other senior executives of the Company.

(iv)    As used herein, "Change in Control" means the occurrence of (i) a sale or other disposition of stock of the Company, or an issuance of stock of the Company as a result of which any "person" (as such term is used in section 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Ronald S. Lauder ("Lauder") is or becomes the beneficial owner of more than 25% of the total voting power of the Company, and Lauder (x) beneficially owns a lesser percentage of the total voting power of the Company and (y) does not have the right or ability by voting power, contract or otherwise to elect or designate a majority of the Board of Directors or (ii) more than 50% of the total value of the assets of the Company and its consolidated subsidiaries are sold and the acquirer of such assets is not Lauder or a company controlled by Lauder.

4             Benefits, Perquisites and Expenses.

(a)    Benefits. During the Employment Period, Executive shall be eligible to participate in (i) each welfare benefit plan sponsored or maintained by the Company, including, without limitation, each group life, hospitalization, medical, dental, health, accident or disability insurance or similar plan or program of the Company, provided that in any event Executive shall at the Company’s expense, be entitled to private medical insurance for himself, his wife and dependent children, disability insurance and permanent health insurance at the maximum permissible levels from time to time, and life insurance in an amount commensurate with the life insurance offered to the other senior executives of the Company, and (ii) each pension, profit sharing, retirement, deferred compensation or savings plan sponsored or maintained by the Company, in each case, whether now existing or established hereafter, to the extent that Executive is eligible to participate in any such plan under the generally applicable provisions thereof, provided that if Executive is also entitled to any of such benefits under an agreement with an Affiliate, the benefits shall be provided by the Company and its Affiliates to Executive in a manner that avoids duplication. The Company may amend or terminate any such plan in its discretion.

(b)    Perquisites. During the Employment Period, Executive shall be entitled to vacation as specified in the Company’s Employee Handbook and shall also be entitled to receive such perquisites as are generally provided to other senior officers of the Company in accordance with the then current policies and practices of the Company, provided that if Executive is also entitled to any of such benefits under an agreement with an Affiliate, the benefits shall be provided by the Company and its Affiliates to Executive in a manner that avoids duplication.

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(c)    Business Expenses. During the Employment Period, the Company shall pay or reimburse Executive for all reasonable expenses incurred or paid by Executive in the performance of Executive’s duties hereunder, upon presentation of expense statements or vouchers and such other information as the Company may require and in accordance with the generally applicable policies and procedures of the Company.

(d)    Indemnification. The Company shall indemnify Executive and hold Executive harmless from and against any claim, loss or cause of action arising from or out of Executive’s performance as an officer, director or employee of the Company or any of its subsidiaries or in any other capacity, including any fiduciary capacity, in which Executive serves at the request of the Company to the maximum extent permitted by applicable law and the Company’s Memorandum of Association and Bye-Laws. If any claim is asserted against Executive with respect to which Executive reasonably believes in good faith he is entitled to indemnification, the Company shall either defend Executive or, at its option, pay Executive’s legal expenses (or cause such expenses to be paid) as they become payable by Executive, provided that Executive shall reimburse the Company for such amounts, plus simple interest thereon at the 90-day United States Treasury Bill rate as in effect from time to time, compounded annually, if Executive shall be found by a court of competent jurisdiction in Canada, the United States or an EU member country not to have been entitled to indemnification.

(e)    Withholding. Any payments provided for herein shall be reduced by any amounts required to be withheld by the Company from time to time under any applicable income tax or other law, rule or regulation.

(f)    Currency of Payment. Payments provided for herein shall be in the currency stated, or in such other mutually beneficial currency as the Company and Executive shall agree from time to time sufficiently in advance of payment to permit timely payment. Payment in a currency other than in the currency stated shall be based at the current exchange rate at the time of payment.

(g)    Right of Offset. If the Company makes any payment to a third party on Executive’s behalf or as guarantor of an obligation of Executive, the Company shall be entitled to seek reimbursement from the Executive of any such amounts and/or to offset any such amounts against any payments by the Company to Executive hereunder.

(h)    Tax indemnity. Executive shall be fully responsible for and shall indemnify the Company and hold the Company harmless from and against any claim, loss or cause of action arising from or out of any taxation in connection with all and any stock options in the Company or any Affiliates granted or exercised in the United Kingdom.

5             Termination of Employment.

(a)    Termination of the Employment Period. The Employment Period shall end upon the earliest to occur of (i) a termination of Executive’s employment on account of Executive’s death, (ii) a Termination due to Disability or Retirement, (iii) a Termination for Cause, (iv) a Termination Without Cause, (v) a Termination for Good Reason, (vi) a Termination Without Good Reason, or (vii) the expiration of the Term. The Company or the Executive may initiate a termination in any manner permitted hereunder by giving the other party written notice thereof (the "Termination Notice"). The effective date (the "Termination Date") of any termination shall be deemed to be the later of (i) in the case of a Termination Notice from Executive, 45 days after the receipt by the Company of the Termination Notice, (ii) the date on which the Termination Notice is given, or (iii) the date specified in the Termination Notice; provided, however, that in the case of the Executive’s death, the Termination Date shall be the date of death. Upon termination of his employment for any reason, Executive will immediately resign from all positions and directorships that he holds with the Company and its Affiliates.

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(b)    Payment Upon Certain Terminations.

(i)    Termination for Good Reason or Termination Without Cause. In the event that Executive’s employment is terminated by Executive for Good Reason or by the Company Without Cause, the Company shall pay Executive his Earned Salary, Vested Benefits, and a Severance Benefit (as such terms are hereinafter defined).

(ii)    Termination due to Death. In the event of the termination of Executive’s employment due to Executive’s death, the Company shall pay Executive’s estate Executive’s Earned Salary, Vested Benefits, and shall provide to Executive’s surviving spouse and children Executive’s Base Salary (at the rate in effect on the date of his death) and the health insurance provided in Section 4(a)(i) for a period of 12 months.

(iii)    Termination due to Disability or Retirement. In the event of termination of Executive’s employment by the Company due to Disability or a Termination due to Retirement, the Company shall pay Executive his Earned Salary and Vested Benefits as provided in Section 3(c), plus, in the event of termination due to Disability, to the Executive or his estate his Base Salary at the Termination Date on a monthly basis, the benefits provided in Section 4(a)(i) for 12 months. In the event that Executive’s employment with the Company is terminated due to Disability, Executive’s entitlement to continuation of his Base Salary under this subsection (iii) shall be reduced by the amount of any Company sponsored (and paid for) disability benefits paid to Executive.

(iv)    Termination Without Good Reason. In the event of a termination of Executive’s employment by Executive Without Good Reason, the Company shall pay Executive his Earned Salary and Vested Benefits.

(v)    Termination for Cause. In the event of a termination of Executive’s employment by the Company for Cause, the Company shall pay Executive his Earned Salary and Vested Benefits.

(c)    Timing of Payments. Earned Salary shall be paid in a single lump sum as soon as practicable, but in no event more than 60 days, following the end of the Employment Period. Vested Benefits shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have accrued except as otherwise expressly modified by this Agreement. Severance Benefits shall be paid in a single lump sum.

(d)    Definitions. The following capitalized terms have the following meanings:

"Earned Salary" means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the Employment Period ends.

"Normal Retirement Age" means the first day of the month following Executive attaining age 65.

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"Severance Benefit" means $1,354,903.

"Termination due to Disability" means a termination of Executive’s employment by the Company because Executive has been incapable of substantially fulfilling the positions, duties, responsibilities and obligations set forth in this Agreement because of physical, mental or emotional incapacity resulting from injury, sickness or disease for a period of (i) at least six consecutive months or (ii) a total of more than 183 days in any twelve month period. Any question as to the existence, extent or potentiality of Executive’s disability upon which Executive and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company and reasonably acceptable to Executive. The determination of any such physician shall be final and conclusive for all purposes of this Agreement. Executive or his legal representative or any adult member of his immediate family shall have the right to present to such physician such information and arguments as to Executive’s disability as he, she or they deem appropriate, including the opinion of Executive’s personal physician.

"Termination due to Retirement" means termination of employment by Executive, or termination of Executive’s employment by the Company other than a Termination for Cause, on or after Executive’s Normal Retirement Age.

"Termination for Cause" means a determination by a majority of the Board to terminate Executive’s employment by the Company due to (i) Executive’s conviction of a felony or the entering by Executive of a plea of nolo contendere with respect to a charged felony, (ii) Executive’s gross negligence, recklessness, dishonesty, fraud, willful malfeasance or willful misconduct in the performance of the services con-templated by this Agreement, (iii) willful misrepresentation to shareholders or directors which is injurious to the Company; (iv) a willful failure without reasonable justification to comply with a reasonable written order of the Board of Directors; or (v) a willful and material breach of Executive’s duties or obligations under this Agreement. Notwithstanding the foregoing, a termination shall not be treated as a Termination for Cause unless the Company shall have delivered a written notice to Executive stating that it intends to terminate his employment for Cause not less than seven days following the giving of such notice and specifying the factual basis for such termination, and the event or events that form the basis for the notice, if capable of being cured, shall not have been cured within 30 days of receipt of such notice.

"Termination for Good Reason" means a termination of Executive’s employment by Executive within 30 days following (i) a reduction in Executive’s annual Base Salary or bonus opportunity contemplated by Sections 3(a) and (b), (ii) a material reduction in Executive’s positions, duties, responsibilities or reporting lines from those described in Section 2 hereof, save for the removal of Executive’s title and duties as Chief Executive Officer; (iii) a material breach of this Agreement by the Company. Notwithstanding the foregoing, a termination shall not be treated as a Termination for Good Reason (x) if Executive shall have consented in writing to the occurrence of the event giving rise to the claim of Termination for Good Reason or (y) unless Executive shall have delivered a written notice to the Company within 30 days of his having actual knowledge of the occurrence of one of such events stating that he intends to terminate his employment for Good Reason and specifying the factual basis for such termination, and such event, if capable of being cured, shall not have been cured within 30 days of the receipt of such notice."

"Termination Without Cause" means any termination by the Company of Executive’s employment hereunder other than (i) a Termination due to Disability, (ii) a Termination due to Retirement or (iii) a Termination for Cause.

"Termination Without Good Reason" means any termination by Executive of Executive’s employment hereunder upon not less than three months’ notice to the Company other than (i) a termination due to Executive’s death, (ii) a Termination due to Retirement, (ii) Termination for Good Reason, or (iv) a Termination due to Disability.

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"Vested Benefits" means amounts which are vested or which Executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company, at or subsequent to the date of his termination without regard to the performance by Executive of further services or the resolution of a contingency and expenses incurred prior to termination of employment that are reimbursable under Section 4(c). Vested Benefits shall also include the Special Long-Term Incentive Bonus under Section 3(c) notwithstanding that the Executive’s employment terminates prior to December 31 2003.

(e)    Full Discharge of Company Obligations. The amounts payable to Executive pursuant to this Section 5 following termination of his employment (including amounts payable with respect to Vested Benefits) shall be in full and complete satisfaction of Executive’s rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon Executive’s receipt of such amounts, the Company shall be released and discharged from any and all liability to Executive in connection with this Agreement or otherwise in connection with Executive’s employment with the Company and its subsidiaries, other than Executive’s rights to indemnification under Section 4(d).

6             Restrictive covenants.

(a)    Executive shall be bound by the restrictive covenants at Schedule 1 of this Agreement.

7             Consulting Following the Term.

(a)    In the event that the Company does not extend the Term, the Company and Executive agree to enter into a Consultancy Agreement on the terms set out under the attached consultancy agreement at Schedule 2 of this Agreement.

8             Confidential Information.

(a)    Without the prior written consent of the Company, Executive shall not disclose at any time during the Employment Period or any time thereafter any Confidential Information (as defined below) to any third person other than in the course of fulfilling Executive’s responsibilities under this Agreement unless such Confidential Information has been previously disclosed to the public by the Company or an Affiliate or is in the public domain (other than by reason of Executive’s breach of the provisions of this paragraph).

(b)    "Confidential Information" is any non-public information pertaining to the Company or an Affiliate, any of their businesses or the business or personal affairs of Ronald S. Lauder ("Lauder") or his family and how any of them conducts its or his business or affairs. "Confidential Information" includes not only information disclosed by the Company or an Affiliate to Executive, but information developed, created or learned by Executive during the course of or as a result of Executive’s employment with the Company. "Confidential Information" specifically includes information and documents concerning the Company’s and its Affiliates’ methods of doing business; research, telecommunications technology, its actual and potential clients, transactions and suppliers (including the Company’s or an Affiliate’s terms, conditions and other business arrangements with them); client or potential client or transaction lists and billing; advertising, marketing and business plans and strategies (including perspective or pending licensing applications or investments in license holders or applicants); profit margins, goals, objectives and projections; compilations, analyses and projections regarding the Company, its Affiliates or any of its clients or potential clients or their business; trade secrets; salary, staffing, management organization or employment information; information relating to members of the Board of Directors and management of the Company or an Affiliate; files, drawings or designs; information regarding product development, marketing plans, sales plans or manufacturing plans; operating policies or manuals, business plans, financial records or packaging design; or any other financial, commercial, business or technical information relating to the Company, an Affiliate, Lauder or his family or information designated as confidential or proprietary that the Company, an Affiliate or Lauder may receive belonging to others who do business with any of them.

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(c)    Nothing herein shall prevent the disclosure by Executive of any information required by an order of a court having competent jurisdiction or under subpoena from a government agency, provided that, if Executive receives a request for the disclosure of any Confidential Information pursuant to court process or by a government agency, Executive shall immediately (and at the latest within two business days) notify the Company of that request and cooperate to the maximum extent authorized by law with the Company in protecting the Company’s and its Affiliates’ interest in maintaining the confidentiality of any Confidential Information.

9            No Disparaging Comments

Each of the parties hereto agrees not to make disparaging or derogatory comments about the other party, members of the Board or Affiliates, except to the extent required by law, and then only after consultation with the other party to the maximum extent possible in order to maintain goodwill for each of the parties.

10          Return of Company Property

Promptly (and at the latest within ten business days) following Executive’s termination of services, Executive shall:

(i)     return to the Company all documents, records, notebooks, computer diskettes and tapes and anything else containing the Company’s Confidential Information (as defined above), and any other property or Confidential Information of the Company or its Affiliates, including all copies thereof in Executive’s possession, custody or control, and

(ii)    delete from any computer or other electronic storage medium owned by Executive any of the proprietary or Confidential Information of the Company or its Affiliates.

11           Continuing Obligations Following Termination

Executive and the Company agree that the obligations and restrictions with respect to non-competition (as set out in Schedule 1 to this Agreement), confidentiality, Company property, nondisparagement and non-solicitation (as set out in Schedule 1 to this Agreement), and the Company’s obligations with respect to nondisparagement and to indemnify Executive under Section 4(d), will continue to apply following the termination of Executive’s relationship regardless of the manner in which his relationship with the Company is terminated, whether voluntarily, for Cause, for Good Reason, without Cause or otherwise.

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12           Arbitration of All Disputes

(a)    Any dispute, controversy or claim between the Executive and the Company or any of its officers, directors, employees or shareholders (who are expressly made third-party beneficiaries of this agreement) arising out of, relating to or in connection with this agreement, or the breach, termination or validity thereof, shall be finally resolved by binding and non-appealable arbitration, before a single arbitrator selected by the procedure set forth below, conducted in Hamilton, Bermuda. To the extent practicable, any such arbitration shall be consolidated with any other arbitration proceeding between Executive and any Affiliate of the Company (if any).

(b)    Either party may commence an arbitration proceeding by giving written notice to the other party of its desire to arbitrate.

(c)    The single arbitrator (the "Arbitrator") shall be selected from among the members of the Chartered Institute of Arbitrators Bermuda branch (the "Panel") by mutual agreement of the parties, or if the parties are unable to agree, by the following means:

(A)    The Company, on one hand, and Executive on the other hand, shall simultaneously exchange lists each containing the names of five members of their choice of the Panel who have indicated a willingness to serve.

(B)    If a single name appears on both lists, that individual shall be appointed.

(C)    If more than one name appears on both parties’ lists, the Arbitrator shall be selected from the common names by mutual agreement of the parties or by the toss of a coin.

(D)    If the lists contain no names in common, each party shall strike four names from the other party’s list and the Arbitrator shall be selected from the remaining two names by mutual agreement of the parties or by the toss of a coin.

(E)    If the Panel ceases to exist or it is otherwise impossible to select the Arbitrator from the Panel as contemplated by this Agreement, the Arbitrator shall be selected by the Appointments Committee of the Chartered Institute of Arbitrators Bermuda branch in the manner that the Appointments Committee deems closest to satisfying the purposes of this Section, or, if the Appointments Committee is unable to do so, by the President of the Bermuda Bar Association.

(d)    The Arbitrator, after appropriate consultation with the parties, shall (i) determine, in his or her sole discretion, the rules governing the arbitration proceeding, including whether and to what extent the parties shall have any right to pre-hearing discovery or other forms of disclosure, the manner of presentation of arguments and/or evidence before or at any hearing, whether and to what extent formal rules of evidence shall govern the proceeding and the parties’ rights following the proceeding, and (ii) be governed in exercising such discretion by the goal of reaching a fair and reasonable decision in an expeditious and efficient manner while endeavouring to streamline the process and avoid undue litigation costs.

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(e)    The Arbitrator shall assess the costs of the proceeding (including the prevailing party’s reasonable attorney’s fees) on any unsuccessful party to the extent the Arbitrator concludes that such party is unsuccessful, unless he or she concludes that matters of equity or important considerations of fairness dictate otherwise.

(f)    The Arbitrator shall be required to state his or her decision in writing and may, but shall not be required to, elaborate on the reasons for such decision.

(g)    The arbitrator(s) shall have the authority upon application by a party to direct specific performance, including preliminary or interim specific performance pending the final resolution of the arbitration, of any portion of this agreement. The parties expressly consent to the jurisdiction and power of the Bermudian courts to enforce the terms of such a direction upon application by a party. If the arbitrator(s) have not yet been appointed, the parties may obtain injunctive or other appropriate relief from a court to enforce the terms of this agreement pending the appointment of the arbitrator(s) who shall thereafter have full power to continue, modify or vacate the terms of any injunctive relief ordered by the court.

(h)    Notwithstanding the terms of this agreement that provide that the law of Bermuda shall govern, the arbitration and the provisions in this agreement dealing with arbitration shall be governed exclusively by Arbitration Act 1986, and judgment on or enforcement of the award or any direction for specific performance rendered by the arbitrators may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or assets of such party.

(i)    If, notwithstanding the parties’ agreement to arbitrate, any issue is presented to a court for decision, the parties hereby waive any right to trial by jury.

(j)    The parties agree that any dispute between the parties and the arbitration itself shall be kept confidential and that the existence of the arbitration and any element of it (including but not limited to any pleading, brief or other document submitted or exchanged, any testimony or other oral submission, and any award) shall not be disclosed except to the arbitrator(s), the Chartered Institute of Arbitrators Bermuda branch, the parties, their counsel and any person necessary to the conduct of the proceeding, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise.

13          No Punitive or Emotional Damages

The parties hereto agree that neither the Executive nor the Company will be entitled to seek or obtain punitive, exemplary or similar damages of any kind from the other or, in the case of Executive, from the Company’s officers, directors, employees or shareholders, or to seek or obtain damages or compensation for emotional distress, as a result of any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, or the performance, breach, termination or validity thereof. Nothing herein shall preclude an award of compensatory or punitive damages against any other third party.

14          Injunctive Relief to Avoid Irreparable Injury

(a)    Executive acknowledges and agrees that the individualized services and capabilities that he will provide to the Company under this Agreement are of a personal, special, unique, unusual, extraordinary and intellectual character.

(b)    Executive acknowledges and agrees that the restrictions in this agreement are reasonable to protect the Company’s rights under this Agreement and to safeguard the Company’s and its Affiliates’ Confidential Information.

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(c)    Executive acknowledges and agrees that the covenants and obligations of Executive with respect to noncompetition, nonsolicitation, confidentiality and Company property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company and its Affiliates irreparable injury for which adequate remedies are not available at law. Executive therefore agrees that the Company shall be entitled to an order of specific performance, injunction, restraining order or such other interim or permanent equitable relief (without the requirement to post bond) restraining Executive from committing any violation of the covenants and obligations contained in this Agreement.

(d)    These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

(e)    Executive represents that his economic means and circumstances are such that the provisions of this Agreement, including the noncompetition, nonsolicitation, confidentiality and Company property provisions, will not prevent him from providing for himself and his family on a basis satisfactory to him and them.

15           Automatic Amendment by Court Order and Interim Enforcement

(a)    If the Arbitrator(s) or a court determines that, but for the provisions of this paragraph, any part of this agreement is illegal, void as against public policy or otherwise unenforceable, the relevant part will automatically be amended to the extent necessary to make it sufficiently narrow in scope, time and geographic area to be legally enforceable. All other terms will remain in full force and effect.

(b)    If the Executive raises any question as to the enforceability of any part or terms of this agreement, including, without limitation, the provisions relating to noncompetition, nonsolicitation, confidentiality and Company property, the Executive specifically agrees that he will comply fully with this Agreement unless and until the entry of an arbitral award to the contrary.

16          Notices

All notices and other communications required or permitted hereunder shall be sufficiently given if (a) delivered personally, (b) sent by facsimile transmission (with confirmation received), (c) sent by a nationally-recognized air courier assuring overnight delivery, or (d) mailed (by registered or certified mail, return receipt requested and postage prepaid) as follows:

if to the Executive, to the Executive at:

Fred Klinkhammer
Palmetto Gardens, Overlook 1
3 Palmetto Court
Smiths FL 07
Bermuda

if to the Company, to the Company at

Clarendon House
Church Street
HMCX

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Hamilton
Bermuda

Attention:

with a copy to each of:

Marie-Monique Steckel
767 Fifth Avenue
Suite 4200
New York
NY10153.

or to such other address as shall be furnished by notice from time to time by one party hereto to the other party. Any such communication shall be deemed to have been given, (i) in the case of personal delivery, on the date of delivery, (ii) in the case of delivery by air courier, on the first business day following the day on which such communication was posted, and (iii) in the case of mailing, on the third business day following the day on which such notice was posted.

17           Sole and Entire Understanding; Amendments

The entire understanding and agreement between the Company and Executive have been incorporated into this Agreement. There are no other promises, representations, understandings or inducements by the Company to Executive or Executive to the Company other than those specifically set forth in this Agreement. This Agreement may not be altered, amended or added to except in a single writing signed by the Company and the Executive.

18           Waiver of Breach

A waiver or breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision, and any failure to enforce any provision hereof shall not operate as a waiver of such provision or of any other provision.

19           Headings

The headings of sections in this Agreement are for convenience only, are not a part of this Agreement and shall not affect the construction of the provisions of this Agreement.

20           Arm’s Length

(a)    This Agreement was entered into at arm’s length, without duress or coercion, and is to be interpreted as an agreement between parties of equal bargaining strength. Both the Company and the Executive agree that this Agreement is clear and unambiguous as to its terms, and that no parol or other evidence will be used or admitted to alter or explain the terms of this Agreement, but that it will be interpreted based on the language within its four corners in accordance with the purposes for which it is entered into.

(b)    The parties hereto expressly agree that any rule or contractual interpretation that would allow parol or extrinsic evidence to attempt to show fraud in the inducement or duress to contradict the plain, unambiguous terms of this Agreement shall not apply to this Agreement and its performance and enforcement. This provision is a material part of this Agreement and, should any party try to introduce evidence contrary to this provision, any other party shall be entitled to consider it a breach and to rescind this contract in full.

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21           Successors and Assigns

(a)    This Agreement will inure to the benefit of, and will be binding upon, the Company, its successors and assigns and upon the Executive and his heirs, successors and assigns; provided, however, that, because this is an Agreement for personal services, the Executive cannot assign any of his obligations under this Agreement to anyone else.

(b)    This Agreement may be executed in counterparts, in which case each of the two counterparts will be deemed to be an original and the final counterpart shall be deemed to have been executed in Hamilton, Bermuda.

22           No Third Party Beneficiaries

This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in Sections 4(d) and 5(b).

23           Bermudian Law Governs

Any questions or other matters arising under thus Agreement, whether of validity, interpretation, performance or otherwise, will therefore be governed by and construed in accordance with the laws of Bermuda applicable to agreements made and to be wholly performed in Bermuda, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

IN WITNESS WHEREOF, this Agreement has been executed by Executive and then by the Company in Bermuda, on the dates shown below, but effective as of the date and year first above written.

Date: October 14, 2003	/s/ Fred Klinkhammer
Fred Klinkhammer

CENTRAL EUROPEAN MEDIA
ENTERPRISES LTD

Date: 19 October, 2003	/s/ Ronald Lauder

BY: Ronald Lauder

Title: Chairman

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SCHEDULE 1
Restrictive Covenants

1      Definitions
the Business
the business of investing in, developing and operating national and regional commercial television stations and networks in Central and Eastern Europe or any part of it carried on by the Company or any Affiliate as at the Termination Date in respect of which Executive has been concerned or involved to any material extent at any time during the 12 month period immediately prior to the Termination Date.

Material Interest	(a)	the holding of any position as director, officer, employee, consultant, partner, principal or agent;
(b)
the direct or indirect control or ownership (whether jointly or alone) of any shares (or any voting rights attached to them) or debentures except for the ownership for investment purposes only of not more than 1% of the issued ordinary shares of a company whose shares are listed on any Recognised Investment Exchange; or

	(c)	the direct or indirect provision of any financial assistance.
Senior Executive	a person with whom Executive had dealings in the course of his employment and who is or was:
	(a)	engaged or employed as an employee, director or consultant of the Company or any Affiliate;
	(b)	engaged or employed in a capacity in which he obtained Confidential Information; and
	(c)	engaged or employed at the Termination Date or at any time during the 12 month period immediately prior to the Termination Date.
Termination Date	the date on which this Agreement terminates howsoever occurring.

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2      Executive covenants with the Company that he shall not (other than on behalf of the Company) without the prior written consent of the Board (such consent to be withheld only in so far as may be reasonably necessary to protect the legitimate interests of the Company and any Affiliates) directly or indirectly:

2.1    during the period of 12 months from the Termination Date hold a Material Interest in a business the same as or in competition with the Business anywhere in Czech Republic; Romania; Ukraine; Slovakia; Slovenia, Russia, Poland or any territory in which the Company of any Affiliate has any business interests as at the Termination Date.

2.2    during the period of 12 months from the Termination Date:

2.2.1       in relation to a business the same as or in competition with the Business perform any services or supply goods to any person, firm or company who was a client or customer of the Company or any Affiliate at the Termination Date or during the 12 month period immediately prior to the Termination Date and with whom during that period Executive had contact or dealings or was aware of in the course of his employment;

2.2.2       in relation to a business the same as or in competition with the Business, canvass, solicit or approach, or cause to be canvassed, solicited or approached, for the purpose of obtaining business, orders or custom any person, firm or company who was a client or customer of the Company or any Affiliate at the Termination Date or during the 12 month period immediately prior to the Termination Date and with whom during that period Executive had contact or dealings or was aware of the in the course of his employment; or

2.2.3       in relation to a business the same as or in competition with the Business, offer employment to or employ or offer or conclude any contract for services with any Senior Executive or procure or facilitate the making of such an offer by any person, firm or company;

2.3    at any time solicit, entice or prepare or endeavour to solicit, entice or procure:

2.3.1       an employee of the Company or any Affiliate to breach his contract of employment; or

2.3.2       a person to breach his contract for services with the Company or any Affiliate;

2.4    at any time:

2.4.1        falsely represent himself as being connected with or interested in the Company or any Affiliate or in the Business; or

2.4.2       do or say anything likely or calculated to lead any person firm or company to withdraw from or cease to continue offering to the Company or any Affiliate any rights of purchase, sale, import, distribution or agency then enjoyed by it.

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3      Executive agrees that:

3.1.1      each of the sub-paragraphs contained in paragraph 2 above constitutes an entirely separate, severable and independent covenant and restriction on him;

3.1.2       the duration, extent and application of each of the restrictions contained in paragraph 2 is no greater than is necessary for the protection of the goodwill and trade connections of the Business;

3.1.3      the Company shall be entitled to an order of specific performance, injunction, restraining order or any other interim or permanent equitable relief to restrain Executive from committing a breach of the restrictions; and

3.1.4       if a restriction on him contained in paragraph 2 is found void but would be valid if some part of it were deleted, the restriction shall apply with such deletion as may be necessary to make it valid and effective.

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SCHEDULE 2

DATED	2005

FRED KLINKHAMMER

- and -

CENTRAL EUROPEAN MEDIA ENTERPRISES LIMITED

______________________________

CONSULTANCY AGREEMENT

______________________________

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THIS AGREEMENT is made the     day of

BETWEEN:

(1)    CENTRAL EUROPEAN MEDIA ENTERPRISES LIMITED of Clarendon House, Church Street HMCX, Hamilton, Bermuda (the "Company"); and

(2)    FRED KLINKHAMMER of [insert address in Bermuda] (the "Consultant").

OPERATIVE PROVISIONS

1      Definitions

1.1    In this agreement, the following words and expressions shall, unless the context otherwise requires, have the following meanings:-

"Appointment"	the appointment of the Consultant, particulars of which are set out in clause 2;
"Board"	the board of directors of the Company;
"Commencement Date"	[insert date]
"Confidential Information"
all information (whether recorded or not and, if recorded, in whatever form and whatever media and by whomsoever recorded) relating to all or any part of the business, property, assets, activities, products, services, financial affairs, management, administration, customers or clients of the Group or any Group Company and which is, or which is treated by the Group or any Group Company as being confidential to the Group or any Group Company including in particular but without limitation:

	a)	trade secrets, customer lists, trading details (including without limitation details of activities, businesses or finances of a Group Company);
	b)	any other information designated by any Group Company as confidential; and
	c)	any information in relation to which any Group Company owes a duty of confidentiality to a third party;
but shall not include any information in the public domain (other than to the extent that the same is in the public domain due to a breach of any obligations on the part of the Consultant);
"fee"	the fee set out in clause 3.1

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"Group"	the Company, any holding company of the Company and any subsidiaries of the Company or of any such holding company;
"holding company"	the same meanings as in the Companies Act
& "subsidiary"	1985 s736;
"Services"	the services, details of which are set out in Schedule 1

2      Consultancy Services

2.1    The Company engages the Consultant to provide the Services from the Commencement Date on the terms and conditions set out in this agreement.

2.2    Subject to the provisions for earlier termination contained in this agreement, the Appointment shall continue for a period of two years from the Commencement Date.

2.3    The Consultant shall use reasonable care and skill in carrying out the Services.

2.4    The Consultant shall be responsible for providing and using his own equipment in carrying out the Services.

2.5    Subject to the provisions of this clause 2 and Schedule 1, the Consultant shall be entitled to exercise reasonable discretion in the manner of the performance and in the organisation of the Services.

2.6    The Consultant will be free to accept other appointments during the term of this agreement, provided that the Board has given its prior written consent to each appointment. The Board will withhold its consent where it considers that an appointment may conflict with the interests of any Group Company and/or may result in the Consultant not devoting the necessary time and attention to perform properly the Services under this agreement.

3      Fee

3.1    With effect from the Commencement Date the Company shall pay to the Consultant a fee of US$250,000 per annum which shall be payable by equal instalments in arrears on or about the end of every calendar month.

3.2    In addition to the fee, the Consultant shall be reimbursed all reasonable expenses properly incurred by him in the performance of the Services upon production of appropriate vouchers or other evidence if requested.

4      Time

4.1    The Consultant shall be required to devote 20 hours per month to the Services.

5    Termination of the Appointment

5.1    The engagement of the Consultant may be terminated by the Company without notice if the Consultant:

5.1.1    commits a fundamental or repeated breach of this agreement; or

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5.1.2      has an interim receiving order made against him, becomes bankrupt or makes a composition or enters into any deed of arrangement with his creditors; or

5.1.3       is convicted of an arrestable criminal offence (other than an offence under road traffic legislation for which a fine or non-custodial penalty is imposed); or

5.1.4       becomes of unsound mind; or

5.1.5       is convicted of an offence under any statutory enactment or regulations relating to insider dealing.

5.2    The termination by the Company of the Appointment shall be without prejudice to any claim which the Company may have for damages arising from breach of this agreement by the Consultant.

6     Confidentiality and restrictions

6.1    The Consultant shall not, either during this agreement (otherwise than in the performance of the Services) or subsequently, without the prior written consent of the Board, divulge to any person or otherwise make use of Confidential Information, and shall during this agreement use his best endeavours to prevent the publication or disclosure of any Confidential Information.

6.2    On termination of this agreement the Consultant agrees to be bound by the restrictive covenants contained in Schedule 2.

6.3    Upon termination of this agreement the Consultant shall deliver up to the Company all notes, memoranda and other correspondence, documents, papers and property belonging to the Company or any other member of the Group which may have been prepared by him or have come into his possession and shall not retain any copies or permit them to be used by any other person.

7       Status

This agreement constitutes a contract for the provision of services and not a contract of employment and accordingly the Consultant shall be fully responsible for and shall indemnify the Company and each and every Group Company for and in respect of the Consultant’s income tax and/or Payroll Tax (by way of PAYE or otherwise) and National Insurance and Social Security contributions (if applicable) and any other liability, assessment or claim relating to taxation arising from or made in connection with the performance by the Consultant of the obligations under this agreement (including any disallowance of any relief, allowance or deduction in computing the liability to taxation of the Company) and the Consultant shall further indemnify the Company and each Group Company in respect of all reasonable and proper costs and expenses and any penalty, fine or interest incurred or payable by the Company or any Group Company in connection with or in consequence of any such liability, assessment or claim.

8       Arbitration of All Disputes

8.1    Any dispute, controversy or claim between the Executive and the Company or any of its officers, directors, employees or shareholders (who are expressly made third-party beneficiaries of this agreement) arising out of, relating to or in connection

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with this agreement, or the breach, termination or validity thereof, shall be finally resolved by binding and non-appealable arbitration, before a single arbitrator selected by the procedure set forth below, conducted in Hamilton, Bermuda. To the extent practicable, any such arbitration shall be consolidated with any other arbitration proceeding between Executive and any Affiliate of the Company (if any).

8.2    Either party may commence an arbitration proceeding by giving written notice to the other party of its desire to arbitrate.

8.3    The single arbitrator (the "Arbitrator") shall be selected from among the members of the Chartered Institute of Arbitrators Bermuda branch (the "Panel") by mutual agreement of the parties, or if the parties are unable to agree, by the following means:

8.3.1      The Company, on one hand, and Executive on the other hand, shall simultaneously exchange lists each containing the names of five members of their choice of the Panel who have indicated a willingness to serve.

8.3.2       If a single name appears on both lists, that individual shall be appointed.

8.3.3       If more than one name appears on both parties’ lists, the Arbitrator shall be selected from the common names by mutual agreement of the parties or by the toss of a coin.

8.3.4       If the lists contain no names in common, each party shall strike four names from the other party’s list and the Arbitrator shall be selected from the remaining two names by mutual agreement of the parties or by the toss of a coin.

8.3.5       If the Panel ceases to exist or it is otherwise impossible to select the Arbitrator from the Panel as contemplated by this Agreement, the Arbitrator shall be selected by the Appointments Committee of the Chartered Institute of Arbitrators Bermuda branch in the manner that the Appointments Committee deems closest to satisfying the purposes of this Section, or, if the Appointments Committee is unable to do so, by the President of the Bermuda Bar Association.

8.4    The Arbitrator, after appropriate consultation with the parties, shall (i) determine, in his or her sole discretion, the rules governing the arbitration proceeding, including whether and to what extent the parties shall have any right to pre-hearing discovery or other forms of disclosure, the manner of presentation of arguments and/or evidence before or at any hearing, whether and to what extent formal rules of evidence shall govern the proceeding and the parties’ rights following the proceeding, and (ii) be governed in exercising such discretion by the goal of reaching a fair and reasonable decision in an expeditious and efficient manner while endeavouring to streamline the process and avoid undue litigation costs.

8.5    The Arbitrator shall assess the costs of the proceeding (including the prevailing party’s reasonable attorney’s fees) on any unsuccessful party to the extent the Arbitrator concludes that such party is unsuccessful, unless he or she concludes that matters of equity or important considerations of fairness dictate otherwise.

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8.6    The Arbitrator shall be required to state his or her decision in writing and may, but shall not be required to, elaborate on the reasons for such decision.

8.7    The arbitrator(s) shall have the authority upon application by a party to direct specific performance, including preliminary or interim specific performance pending the final resolution of the arbitration, of any portion of this agreement. The parties expressly consent to the jurisdiction and power of the Bermudian courts to enforce the terms of such a direction upon application by a party. If the arbitrator(s) have not yet been appointed, the parties may obtain injunctive or other appropriate relief from a court to enforce the terms of this agreement pending the appointment of the arbitrator(s) who shall thereafter have full power to continue, modify or vacate the terms of any injunctive relief ordered by the court.

8.8    Notwithstanding the terms of this agreement that provide that the law of Bermuda shall govern, the arbitration and the provisions in this agreement dealing with arbitration shall be governed exclusively by the Arbitration Act 1986, and judgment on or enforcement of the award or any direction for specific performance rendered by the arbitrators may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or assets of such party.

8.9    If, notwithstanding the parties’ agreement to arbitrate, any issue is presented to a court for decision, the parties hereby waive any right to trial by jury.

8.10   The parties agree that any dispute between the parties and the arbitration itself shall be kept confidential and that the existence of the arbitration and any element of it (including but not limited to any pleading, brief or other document submitted or exchanged, any testimony or other oral submission, and any award) shall not be disclosed except to the arbitrator(s), the Chartered Institute of Arbitrators Bermuda branch, the parties, their counsel and any person necessary to the conduct of the proceeding, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise.

9      General

9.1    This agreement shall take effect as from the Commencement Date, from which date all other agreements or arrangements (including without limitation any profit sharing or bonus arrangements), whether written or oral, express or implied, between the Consultant and any member of the Group relating to the services, employment or engagement of the Consultant shall be deemed to have been cancelled.

9.2    The expiration or determination of this agreement, however arising, shall not affect those terms which are expressed to operate or have effect after the termination of this agreement and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this agreement by the other party.

9.3    All communications between the parties with respect to any of the provisions of this agreement shall be sent to the addresses set out in this agreement, or to such other addresses in Bermuda as may be notified by the parties for the purpose of this clause (and in the case of any notice sent to the Company, it should be copied to Marie-Monique Steckel at 767 Fifth Avenue, Suite 4200, New York, NY10153) by hand or by pre-paid registered or recorded delivery post. Any communication to the Company shall be marked "For the attention of the Company Secretary".

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9.4    Communications which are sent or despatched as set out below shall be deemed to have been received by the addressee as follows:

by post     -      2 business days after despatch

by hand    -     on the date of delivery, if delivered at least 2 hours before the close of business hours on a business day and in any other case on the next business day.

9.5    In proving service by post it shall only be necessary to prove that the communication was contained in an envelope which was duly addressed, stamped and posted by registered or recorded delivery post. In proving service by facsimile transmission or other electronic means of written communication, proof of service will be accepted on proof of posting of the confirmatory letter.

9.6    For the purpose of clause 8, a "business day" means a day on which the clearing banks in Hamilton, Bermuda are open for business and "business hours" mean between hours or 09.00 and 18.00 local time.

9.7    The clause headings in this agreement are for ease of reference only and in no way affect its construction.

9.8    The construction, validity and performance of this agreement shall be governed by the laws of Bermuda.

EXECUTED AND DELIVERED as a deed by the Consultant and EXECUTED as an agreement under hand by the Company on the date set out above.

SIGNED AS A DEED by		)
FRED KLINKHAMMER		)
in the presence of:-)

Witness:	Name:

Address:

Occupation:

Signature:

SIGNED for and on behalf of			)
CENTRAL EUROPEAN MEDIA ENTERPRISES LIMITED			)
Director

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SCHEDULE 1

The Services

At such times and in such manner as may be reasonably required by the Company the Consultant shall:

1    attend at any of the Company’s offices worldwide;

2    advise by telephone, in person and, where appropriate, in writing;

3    prepare reports and/or written conclusions;

4    attend meetings with such persons as the Board shall reasonably require;

5    carry out such other functions as the Company may reasonably require;

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SCHEDULE 2

Restrictive Covenants

1       Definitions

the Business	the business of investing in, developing and operating national and regional commercial television stations and networks in Central and Eastern Europe or any part of it carried on by the Company as at the Termination Date or at any time during the 12 month period immediately prior to that date and the business of any Group Company at the Termination Date in respect of which the Consultant has been concerned or involved to any material extent at any time during the 12 month period immediately prior to the Termination Date.
Material Interest	(a)	the holding of any position as director, officer, employee, consultant, partner, principal or agent;
(b)
the direct or indirect control or ownership (whether jointly or alone) of any shares (or any voting rights attached to them) or debentures except for the ownership for investment purposes only of not more than 1% of the issued ordinary shares of a company whose shares are listed on any Recognised Investment Exchange.

Senior Executive	a person with whom the Consultant had dealings in the course of his engagement and who is or was:
	(a)	engaged or employed as an employee, director or consultant of a Group Company;
	(b)	engaged or employed in a capacity in which he obtained Confidential Information; and
	(c)	engaged or employed at the Termination Date or at any time during the 12 month period immediately prior to the Termination Date.
Termination Date	the date on which this agreement terminates howsoever lawfully occurring.

2       The Consultant covenants with the Company that he shall not (other than on behalf of the Company in respect of the provision of the Services) without the prior written consent of the Board (such consent to be withheld only in so far as may be reasonably necessary to protect the legitimate interests of the Group) directly or indirectly:

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2.1    during the period of 12 months from the Termination Date hold a Material Interest in a business the same as or in competition with the Business anywhere in Czech Republic; Romania; Ukraine; Slovakia; Slovenia, Russia, Poland or any territory in which the Company of any Affiliate has any business interests as at the Termination Date.

2.2    during the Appointment and for a period of 12 months from the Termination Date:

2.2.1       in relation to a business the same as or in competition with the Business, canvass, solicit, approach or deal with, or cause to be canvassed, solicited, approached or dealt with, for the purpose of obtaining business, orders or custom any person, firm or company who was a client, customer or supplier of the Company or any Group Company at the Termination Date or during the 12 month period immediately prior to the Termination Date and with whom during that period the Consultant had contact or dealings or was aware of in the course of providing the Services under this agreement; or

2.2.2       in relation to a business the same as or in competition with the Business, offer employment to or employ or offer or conclude any contract for services with any Senior Executive or procure or facilitate the making of such an offer by any person, firm or company;

2.3    at any time solicit, entice or prepare or endeavour to solicit, entice or procure:

2.3.1        an employee of a Group Company to breach his contract of employment; or

2.3.2        a person to breach his contract for services with any Group Company;

2.4    at any time:

2.4.1        falsely represent himself as being connected with or interested in a Group Company or in the Business; or

2.4.2       do or say anything likely or calculated to lead any person firm or company to withdraw from or cease to continue offering to a Group Company any rights of purchase, sale, import, distribution or agency then enjoyed by it.

3      The Consultant agrees that:

3.1.1    each of the sub-paragraphs contained in paragraph 2 above constitutes an entirely separate, severable and independent covenant and restriction on him;

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3.1.2       the duration, extent and application of each of the restrictions contained in paragraph 2 is no greater than is necessary for the protection of the goodwill and trade connections of the Business;

3.1.3      the Company shall be entitled to an order of specific performance, injunction, restraining order or any other interim or permanent equitable relief to restrain the Consultant from committing a breach of the restrictions; and

if a restriction on him contained in paragraph 2 is found void but would be valid if some part of it were deleted, the restriction shall apply with such deletion as may be necessary to make it valid and effective.

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Fred Klinkhammer

Central European Media

Enterprises Ltd

Employment Contract